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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


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          Date of report (Date of earliest event reported): May 1, 2006

                           ADVANCED BIOPHOTONICS INC.
               (Exact Name of Registrant as Specified in Charter)




          Delaware                      0-27943                 11-3386214
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)



              125 Wilbur Place, Suite 120                          11716
                   Bohemia, New York                             (Zip Code)
            (Address of principal executive offices)

       Registrant's telephone number, including area code: (631) 244-8244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the
    Exchange Act (17 CFR 240.13e-4(c)) -

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

     On May 1, 2006, Advanced BioPhotonics Inc. (the "Company") hired David Wright as the Company's Vice President of Operations. There are no understandings or arrangements between Mr. Wright and any other person pursuant to which Mr. Wright was selected as an executive officer of the Company. Mr. Wright does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

     Prior to joining Advanced BioPhotonics Inc., since March 2004, Mr. Wright had been Director of Service for DOBI Medical International, Inc., a publicly traded company specializing in breast imaging technology. From 2002 to 2004 he served various roles at Swissray America including Director of Service, Director of IT and Director of Technical Operations. Previously, over the last 20 years, Mr. Wright had held positions in medical imaging operations with such companies as Toshiba Medical Systems and Fonar Corporation.

     On May 4, 2006, the Company issued a press release announcing the hiring of Mr. Wright as the Company's Vice President of Operations. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

                            Exhibit Number        Description
                            --------------        -----------
                            99.1              Press Release Dated May 4, 2006




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ADVANCED BIOPHOTONICS INC.


Date:   May 4, 2006                 By:   /s/ Denis A. O'Connor
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                                         Denis A. O'Connor
                                         President and Chief Executive Officer